UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 1, 2006
(Date of earliest event reported)

THE KROGER CO.
(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Number)

1014 Vine Street
Cincinnati, OH 45201
(Address of principal
executive offices)

Registrant's telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 1, 2006, pursuant to Section 5B of Kroger’s Regulations, the Company’s Board of Directors elected James A. Runde to serve on the Board until the annual meeting of shareholders in 2007, or until his successor is duly elected and qualified. He has not been appointed to serve on any committees of the Board, and at the time of this disclosure expected membership on any such committees is unknown. There are no arrangements or understandings between Mr. Runde and any other persons pursuant to which he was selected as a director. Mr. Runde has not engaged in any transactions with Kroger during the last fiscal year, and does not propose to engage in any transactions, that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. Runde is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

		99.1	Press Release announcing director election

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

September 5, 2006	By: /s/ Paul Heldman
Paul Heldman
Executive Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release announcing director election